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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT OF SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 November 5, 1999
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                Date of Report (Date of earliest event reported)



                          ACCESS ANYTIME BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                            0-28894                     85-0444597
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(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)              Identification No)

                                 801 Pile Street
                            Clovis, New Mexico 88101
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                    (Address of principal Executive offices)


                                 (505) 762-4417
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Company is the unitary thrift holding company of FirstBank, a federal savings bank headquartered in Clovis, New Mexico. FirstBank entered into a Branch Purchase and Deposit Assumption Agreement, dated June 18, 1999, with the Bank of Albuquerque, National Association, under which FirstBank would purchase certain of the assets and assume all of the deposit liabilities of the Bank of Albuquerque's branch facilities located in Clovis and Gallup, New Mexico. That transaction was approved by the Office of Thrift Supervision on September 2, 1999, and consummated on November 5, 1999. Pursuant to the transaction, FirstBank assumed approximately $23.7 million in deposits and also assumed the obligations under the related leases. FirstBank acquired approximately $2.3 million in loans; $111,000 in leasehold improvements and furniture, fixtures and equipment; and the cash on hand at the branch locations.

         In consideration of the assumption of deposits and other liabilities, Bank of Albuquerque made a cash transfer to Firstbank on the closing date of approximately $19.3 million, representing the following: the total amount of liabilities assumed, plus a holdback amount of $250,000 to be held in escrow to cover possible losses on transferred loans, less the sum on the closing date of (i) the value of vault cash at the branches, (ii) the unpaid balance of the transferred loans, (iii) certain proration items, and
(iv) a net deposit premium of $2,153,650.

         In connection with the transaction, Bank of Albuquerque has agreed, for a period of two years after the closing, that neither Bank of Albuquerque nor any of its subsidiaries, affiliates, successors or assigns will enter into any agreement to acquire, lease, purchase, own, operate or use any building or other facility within a 25 miles radius of the location of either of the branches for the purpose of accepting deposits, cashing checks, making loans or conducting general banking business; provided, however, that such provision shall not apply to Automatic Teller

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Machines. In addition, Bank of Albuquerque has agreed that it will not, for a period of 36 months after the closing date, directly or indirectly, attempt to cause any customer or depositor currently doing business with one of the branches to withdraw its banking affiliation from such branch or cause any person now or hereafter employed at any branch to terminate such employment.

         There are no material relationships between the Bank of Albuquerque and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

         FirstBank operates two branches in Clovis at present. It has closed the Clovis facility acquired from Bank of Albuquerque and transferred the customers to the existing Clovis main office of FirstBank.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS


         (a)   EXHIBITS.
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
         Exhibit (2) - Branch Purchase and Deposit Assumption
                       Agreement dated June 18, 1999 between Bank of
                       Albuquerque, National Association, and FirstBank, a
                       federal savings bank.

              (2)(a)   Letter amendment, dated September 30, 1999, to Branch
                       Purchase and Deposit Assumption Agreement dated June
                       18, 1999 between Bank of Albuquerque, National
                       Association, and FirstBank, a federal savings bank.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ACCESS ANYTIME BANCORP, INC.

DATE: November 19, 1999

                                         By: /s/ KEN HUEY, JR.
                                            ------------------------------------
                                            Ken Huey, Jr. - President
                                            Chief Financial Officer and Director


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